UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

eResearchTechnology, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	0-29100	22-3264604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street Philadelphia, PA		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 972-0420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

The Merger

On July 3, 2012 (the “Effective Time”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 9, 2012, among eResearchTechnology, Inc., a Delaware corporation (the “Company”), Explorer Holdings, Inc., a Delaware corporation (“Parent”), and Explorer Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an wholly-owned subsidiary of Parent. Parent is affiliated with Genstar Capital LLC (“Genstar”), a private equity firm. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s stockholders at a special meeting of the stockholders held on June 22, 2012.

At the Effective Time and as a result of the Merger, each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of Common Stock owned by Parent, Merger Sub or any subsidiary of Parent or by the Company or any of the Company’s subsidiaries or by persons who properly exercised appraisal rights under Delaware law) was converted into the right to receive $8.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), and all such shares of Common Stock were automatically cancelled and retired and ceased to exist. In addition, each holder of a stock option that was issued under the terms of the Company’s 1996 Stock Option Plan, as amended, or the Company’s Amended and Restated 2003 Equity Incentive Plan, as amended (the “Company Stock Plans”) and which was outstanding at the Effective Time (each, an “Option”) received, in consideration of the cancellation of all such Options held by such option holder, a cash payment per share equal to the difference between the per share merger consideration and the exercise price of the Option, multiplied by the number of shares subject to that Option. Each restricted stock award under the Company Stock Plans which was outstanding at the Effective Time became free of any restrictions and converted into a right to receive a cash payment equal to the per share merger consideration for each outstanding share of the Company’s Common Stock. The Company’s named executive officers and certain other officers waived their right to receive payment in connection with the Merger with respect to Options and shares of restricted stock granted to them on February 28, 2012.

The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference.

The invivodata Acquisition

After consummation of the Merger, on July 3, 2012 (the “invivodata Effective Time”), pursuant to an Agreement and Plan of Merger dated as of June 29, 2012 (the “invivodata Merger Agreement”) by and among invivodata, Inc., a Delaware corporation (“invivodata”), Parent, the Company (as successor to Merger Sub pursuant to the Merger), Impact Acquisition Corp., a Delaware corporation and the Company’s wholly-owned subsidiary (“invivodata Merger Sub”), and Fortis Advisors LLC, as stockholder representative (“Stockholder Representative”), invivodata Merger Sub was merged with and into invivodata, with invivodata surviving the Merger as a wholly-owned subsidiary of the Company (the “invivodata Acquisition”). Pursuant to the terms and conditions of the Merger Agreement, at the invivodata Effective Time, an aggregate cash payment was made to holders of invivodata common stock, preferred stock, vested stock options, warrants and certain invivodata employees of approximately $50,000,000 and all shares of invivodata common and preferred stock and all options and warrants to purchase invivodata capital stock were cancelled. Payments to holders of invivodata common stock and preferred stock, and to certain invivodata employees, were subject to deductions for an aggregate amount of $5,500,000 placed in two escrow funds. Payments under the Merger Agreement are subject to post-closing adjustments and potential additional payments of up to $15,000,000 through December 31, 2013.

The descriptions contained in this Current Report on Form 8-K of the invivodata Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the invivodata Merger Agreement, which is attached as Exhibit 2.2 hereto and incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

1.	Senior Secured Credit Facilities

On July 3, 2012, in connection with the Merger, the Company entered into a Credit Agreement, dated as of July 3, 2012, among the Company, Parent, Merger Sub, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC and Jeffries Finance LLC, as Joint Lead Arrangers and Joint Bookrunners, Jefferies Finance LLC, as Syndication Agent and Jefferies Finance LLC and Citizens Bank of Pennsylvania, as Documentation Agents (the “Credit Agreement”). The Credit Agreement provides senior secured financing of $265 million, consisting of a $45 million revolving credit facility, none of which was borrowed as of July 3, 2012, and a $220 million term loan facility. The revolving credit facility includes borrowing capacity available for letters of credit. The Credit Agreement requires principal payments of 0.25% of the aggregate principal amount of all funded term loans on the last business day of each of March, June, September and December, commencing on December 31, 2012, with the balance of such funded term loans due on May 2, 2018. Amounts borrowed under the term loan facility may be prepaid at any time without penalty except for, in certain situations, the payment of breakage costs. Commitments under the revolving loan facility terminate on July 3, 2017. Amounts borrowed pursuant to the Credit Agreement are secured by substantially all of the Company’s assets.

Under the Credit Agreement, the Company must maintain compliance with specified financial covenants measured on a quarterly basis, including a minimum interest coverage ratio, a maximum leverage ratio as well as a maximum senior secured leverage ratio. The Credit Agreement also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the Credit Agreement, subject to certain exceptions and minimum thresholds, the Company is required to apply all of the proceeds from any issuance of debt, up to three-fourths of the Company’s annual Excess Cash Flow, as defined in the Credit Agreement, and, subject to permitted reinvestments, all amounts received in connection with any sale of the Company’s assets and casualty insurance and condemnation or eminent domain proceedings, in each case to repay the outstanding amounts under the Credit Agreement.

Borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) in the case of ABR borrowings, a rate equal to the highest of (1) the prime rate, (2) the federal funds rate plus 0.5% and (3) offered rate per annum for deposits of dollars for an interest period of one month plus 1.00% or (b) in the case of Eurodollar borrowings, the offered rate per annum for deposits of dollars for the applicable interest period. The applicable margin for ABR borrowings is 5.50% and the applicable margin for Eurodollar borrowings is 6.50%. From and after the date hereof, we have the right to increase the Company’s borrowings under the term loan facility or the revolving loan facility by up to an aggregate additional amount of $50 million provided that we are in compliance with the Credit Agreement, that the additional debt would not cause any covenant violation of the Credit Agreement, and that existing or new lenders within the Credit Agreement or new lenders agree to increase their commitments.

2.	Senior Subordinated Loan Agreement

On July 3, 2012, in connection with the Merger, the Company entered into a Senior Subordinated Loan Agreement, dated as of July 3, 2012, among the Company, Parent, Merger Sub, certain subsidiaries of the Company and CDP-Genstar Mezzanine Opportunities, L.P. (the “Loan Agreement”). The Loan Agreement provides senior subordinated financing consisting of a $72.4 million unsecured term loan facility. Amounts borrowed under the facility may not be voluntarily prepaid prior to the second anniversary of the Closing Date. After the second anniversary of the Closing Date but on or before the fourth anniversary of the Closing Date the Company may voluntarily prepay the amounts borrowed under the facility at a redemption price between 102% and 101%. From the fourth anniversary of the Closing Date until the facility matures on January 3, 2019, the Company may voluntarily prepay the amounts borrowed under the facility without any penalty.

Under the Loan Agreement, the Company must maintain compliance with specified financial covenants measured on a quarterly basis, including a minimum interest coverage ratio as well as a maximum leverage ratio. The Loan Agreement also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens and investments in other businesses.

The loans outstanding under the Loan Agreement bear interest at a rate of 13.0% per annum. Interest accruing at the annual rate of 11.0% will be payable quarterly in cash on each Interest Payment Date, and interest accruing at the annual rate in excess of 11.0% will be payable quarterly on each Interest Payment Date, at the Company’s option, either in cash or by adding such accrued interest to the principal amount of the loan. From and after the date hereof, the Company has the right to increase its borrowings under the facility by up to an aggregate additional amount of $25 million provided that it is in compliance with the Loan Agreement, that the additional debt would not cause any covenant violation of the Loan Agreement, and that existing or new lenders within the Loan Agreement or new lenders agree to increase their commitments.

Item 1.02 Termination of a Material Definitive Agreement.

On July 3, 2012, in connection with the consummation of the Merger, the Company terminated the Credit Agreement, dated May 27, 2010, between the Company and Citizens Bank of Pennsylvania, including any amendments thereto, upon repayment of its outstanding indebtedness under the agreement of $21 million. The Credit Agreement provided for a $40 million revolving credit facility, with an additional $10 million increase subject to bank approval, maturing on May 27, 2013, and bore interest, at the Company’s option, either at the Lender’s prime rate or at a rate equal to LIBOR plus a margin ranging from 1.00% to 1.75% based on the Company’s senior leverage ratio as calculated under the Credit Agreement. In addition, the Company paid a quarterly unused commitment fee ranging from 0.10% to 0.20% of the unused commitment based on the Company’s senior leverage ratio. As of March 31, 2012, the aggregate outstanding principal amount of loans under the Credit Agreement was $21 million. Early termination of the Credit Agreement did not trigger any premiums or penalties, other than customary breakage costs.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under the heading “Introductory Note” and Item 1.01 hereof are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Merger on July 3, 2012, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent, an affiliate of Genstar. The aggregate purchase price paid by Parent in connection with the Merger was approximately $400 million plus related transaction fees and expenses. The source of funds for the Merger included cash equity contributions of approximately $155 million from Genstar Capital Partners VI, L.P. and its affiliates and certain other investors, $265 million from senior secured credit facilities with Credit Suisse Securities (USA) LLC and Jeffries Finance LLC, as the lead arrangers and $72.4 million from a senior subordinated credit facility with CDP-Genstar Mezzanine Opportunities, L.P., an affiliate of Caisse de dépôt et placement du Québec.

The information set forth under the “Introductory Note” and Items 1.01, 3.03 and 5.02 hereof are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, Jeffrey S. Litwin, MD, Joel Morganroth, MD, Klaus P. Besier, Stephen M. Scheppmann, Gerald A. Faich, MD, MPH, Elam M. Hitchner and Stephen S. Phillips resigned from the Board of Directors, and any committee thereof, of the Company, effective at the Effective Time of the Merger. Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the size of the Board of Directors of the Company was reduced to one member and Robert Weltman was appointed as the Company’s sole director.

Pursuant to the terms of the Merger Agreement, the Consultant Agreement, dated March 1, 2010 (the “Prior Agreement”), between the Company and Joel Morganroth, M.D., P.C. (the “Consultant”), of which Dr. Joel Morganroth, the Company’s executive vice president and chief scientific officer, is the founder, sole owner and chief executive officer, and the Management Employment Agreement, dated March 1, 2010 (the “Employment Agreement”), between the Company and the Consultant were terminated as of the Effective Time. Under the Prior Agreement and Employment Agreement, Dr. Morganroth and the Consultant received an aggregate of $2,488,618 for the calendar year ended December 31, 2011.

As previously disclosed, on April 9, 2012, the Company entered into a consulting agreement (the “Consulting Agreement”) with the Consultant. The Consulting Agreement became effective at the Effective Time, and has a term of three years from that date. Under the terms of the Consulting Agreement, the Consultant will be paid $44,000 per month for the services the Consultant provides to the Company following the consummation of the Merger and will be eligible to receive additional payments of up to $251,000 per calendar year ($126,000 for calendar year ending December 31, 2012) upon the Company’s attainment of certain performance goals following the Merger.

On July 3, 2012, pursuant to the terms of the Consulting Agreement, the Company and the Consultant also entered into an Asset Purchase Agreement, dated July 3, 2012, by which the assets of the Consultant were sold to the Company on that date for $875,000 in cash.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the certificate of incorporation of the Company was amended to contain the provisions set forth in an exhibit to the Merger Agreement. The Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the bylaws of the Company were amended and restated in their entirety to read the same as the bylaws of Merger Sub as in effect immediately prior to the completion of the Merger. The Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On July 3, 2012, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 9, 2012, the Company issued a press release relating to the completion of the invivodata Acquisition. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In connection with the invivodata Acquisition, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K, unless the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, have been previously suspended.

(b) Pro Forma Financial Information.

In connection with the invivodata Acquisition, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K, unless the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, have been previously suspended.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 9, 2012, by and among Explorer Holdings, Inc., Explorer Acquisition Corp. and eResearchTechnology, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 10, 2012).

2.2	Agreement and Plan of Merger, dated as of June 29, 2012, by and among invivodata, Inc., Explorer Holdings, Inc., eResearchTechnology, Inc. (as successor to Explorer Acquisition Corp.), Impact Acquisition Corp. and Fortis Advisors LLC.

3.1	Amended and Restated Certificate of Incorporation of eResearchTechnology, Inc.

3.2	Amended and Restated Bylaws of eResearchTechnology, Inc.

99.1	Press Release issued by eResearchTechnology, Inc. on July 3, 2012.

99.2	Press Release issued by eResearchTechnology, Inc. on July 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2012	eResearchTechnology, Inc.

	By:	/s/ Keith D. Schneck
Keith D. Schneck
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 9, 2012, by and among Explorer Holdings, Inc., Explorer Acquisition Corp. and eResearchTechnology, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 10, 2012).

2.2	Agreement and Plan of Merger, dated as of June 29, 2012, by and among invivodata, Inc., Explorer Holdings, Inc., eResearchTechnology, Inc. (as successor to Explorer Acquisition Corp.), Impact Acquisition Corp. and Fortis Advisors LLC.

3.1	Amended and Restated Certificate of Incorporation of eResearchTechnology, Inc.

3.2	Amended and Restated Bylaws of eResearchTechnology, Inc.

99.1	Press Release issued by eResearchTechnology, Inc. on July 3, 2012.

99.2	Press Release issued by eResearchTechnology, Inc. on July 9, 2012.